SURPLUS NOTE PURCHASE AGREEMENT
Between
BUILD AMERICA MUTUAL ASSURANCE COMPANY,
as Issuer
and

HG HOLDINGS LTD.
and
HG RE LTD.
as Purchasers
Dated as of July 17, 2012

#PageNum#

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS 1

Section 1.01	Definitions 1

Section 1.02	Other Definitional Provisions. 3

ARTICLE II	PURCHASE AND SALE OF SURPLUS NOTES 4

Section 2.01	Purchase and Sale of Surplus Notes 4

Section 2.02	Delivery and Payment 4

Section 2.03	Forms of Surplus Notes 4

ARTICLE III	TERMS AND CONDITIONS OF REPAYMENT; MATURITY 5

Section 3.01	Interest 5

Section 3.02	Principal 5

Section 3.03	Payments by the Issuer. 5

Section 3.04	Priority of Payment 6

Section 3.05	Pre-Payment 6

ARTICLE IV	REGISTRATION OF SURPLUS NOTES; TRANSFER AND EXCHANGE 6

Section 4.01	Surplus Note Register 6

Section 4.02	Exchanges and Transfers 6

ARTICLE V	PURCHASERS' REPRESENTATIONS 7

Section 5.01	Investment Intent 7

ARTICLE VI	EVENTS OF DEFAULT 7

Section 6.01	Events of Default 7

Section 6.02	Remedies Upon an Event of Default 7

ARTICLE VII	REPRESENTATIONS AND WARRANTIES 7

Section 7.01	Representations and Warranties 7

ARTICLE VIII	COVENANTS OF THE ISSUER 8

Section 8.01	Covenants 8

ARTICLE IX	SUBORDINATION 9

Section 9.01	Subordination 9

ARTICLE X	REDEMPTION 9

-#PageNum#-

Section 10.01	Redemption of Surplus Notes. 9

Section 10.02	Effect of Redemption Notice 10

Section 10.03	No Other Redemption 10

ARTICLE XI	MISCELLANEOUS 10

Section 11.01	Notices 10

Section 11.02	IRS Forms. 10

Section 11.03	Amendments, Waivers. 10

Section 11.04	Successors and Assigns; Third Party Beneficiaries 11

Section 11.05	Severability 11

Section 11.06	Binding Effect 11

Section 11.07	GOVERNING LAW; CONSENT TO JURISDICTION 11

Section 11.08	Execution in Counterparts 11

Section 11.09	Entire Agreement 11

Section 11.10	Limited Recourse 11

Section 11.11	Headings 12

SCHEDULES AND EXHIBITS
Schedule I    Notice Information
Exhibit A-1    Form of Series A Notes
Exhibit A-2    Form of Series B Notes

-#PageNum#-

This SURPLUS NOTE PURCHASE AGREEMENT, dated as of July 17, 2012, is made by and between Build America Mutual Assurance Company, a New York mutual insurance company (together with its successors and assigns, the "Company" or the "Issuer"), HG Holdings Ltd., an exempted Bermuda limited company (together with its successors and assigns, the "Series 2012-A Purchaser"), and HG Re Ltd., an exempted Bermuda limited company (together with its successors and assigns, the "Series 2012-B Purchaser" and, together with the Series 2012-A Purchaser, the "Purchasers" and each a "Purchaser").
RECITALS
WHEREAS, the Issuer was formed as a mutual property and casualty insurance company to issue surety and financial guaranty insurance coverages; and
WHEREAS, in order to provide the Issuer with sufficient capital support to conduct its insurance business, upon the terms and subject to the conditions of this Agreement, (i) the Issuer desires to issue and sell to the Series 2012-A Purchaser, and the Series 2012-A Purchaser desires to purchase from the Issuer, surplus notes (the "Series 2012-A Notes") in an aggregate principal amount of U.S.$203,000,000, and (ii) the Issuer desires to issue and sell to the Series 2012-B Purchaser, and the Series 2012-B Purchaser desires to purchase from the Issuer, surplus notes (the “Series 2012-B Notes” and, together with the Series 2012-A Notes, the "Surplus Notes") in an aggregate principal amount of U.S.$300,000,000.
NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. The following capitalized terms shall have the following meanings:
"Agreement" means this Surplus Note Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.
"Business Day" means any day other than a Saturday or a Sunday or any day on which banking institutions, in New York, New York, or the Islands of Bermuda, are authorized or obligated by law, regulation or executive order to be closed.
"Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.
"Event of Default" has the meaning specified in Section 6.01 hereof.
"Holder" means, with respect to any Surplus Note, the Person in whose name such Surplus Note is registered in the Surplus Note Register.
"Insolvency Event" means that (x) an involuntary bankruptcy, insolvency or similar proceeding shall be commenced or an involuntary petition shall be filed in a court of competent

#PageNum#

jurisdiction seeking (i) relief in respect of the Issuer or of all or substantially all of its property or assets under any applicable bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, rehabilitator, liquidator or similar official with respect to the Issuer or all or substantially all of its property or assets, or (iii) the winding-up, liquidation or dissolution of the Issuer, and any such proceeding or petition shall continue undismissed for a period of thirty (30) or more consecutive calendar days or an order or decree approving or ordering any of the foregoing shall be entered, or (y) the Issuer shall (i) voluntarily commence any proceeding or file any petition seeking relief (or take any similar or analogous action) under any applicable bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner to, any proceeding or the filing of any petition described in clause (x) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, rehabilitator, liquidator or similar official with respect to the Issuer or all or substantially all of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding or petition described in clause (x) above, (v) make a general assignment for the benefit of its creditors, or (vi) become unable, admit in writing its inability, or fail generally to pay its debts or contractual obligations as they become due.
"Interest Payment Date" means each March 1, June 1, September 1 and December 1, commencing December 1, 2012, provided that if such day is not a Business Day, the next succeeding Business Day.
"Interest Period" means, with respect to any Surplus Note, (a) in the case of the initial interest period with respect to such Surplus Note, the period from, and including, the date such Surplus Note was issued to the Purchaser to, but excluding, the immediately following Payment Date, (b) thereafter, the period from, and including, the preceding Payment Date to, but excluding, the next succeeding Payment Date, and (c) in the case of the final interest period with respect to such Surplus Note, the period from, and including, the preceding Payment Date to, but excluding, the Maturity Date.
"Interest Rate" means a per annum interest rate of 8.0%.
"Issue Date" means, with respect to any Surplus Note, the date on which the Issuer issues such Surplus Note.
"Maturity Date" means, with respect to any Surplus Notes, the date on which all outstanding unpaid principal on such Surplus Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration.
"Payment Date" means any Interest Payment Date or the Maturity Date.
"Person" means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
"Purchasers" has the meaning specified in the introduction to this Agreement.

#PageNum#

"Record Date" means the date on which the Holders of any Surplus Note entitled to receive a payment with respect to principal or interest on the next succeeding Payment Date are determined, such date as to any Payment Date being five (5) Business Days prior to such Payment Date.
"Redemption Date" has the meaning specified in Section 10.01(b) hereof.
"Redemption Notice" has the meaning specified in Section 10.01(b) hereof.
"Redemption Price" has the meaning specified in Section 10.01(a) hereof.
"Regulatory Authority" means, with respect to the Issuer, the Superintendent of the New York State Department of Financial Services.
"Regulatory Approval" means, with respect to any action by the Issuer, approval of the Superintendent of the New York State Department of Financial Services.
"Series 2012-A Notes" means Surplus Notes of the Issuer denominated as Series 2012-A Notes in an aggregate principal amount of U.S.$203,000,000 and issued in denominations of U.S.$1,000,000.
"Series 2012-B Notes" means Surplus Notes of the Issuer denominated as Series 2012-B Notes in an aggregate principal amount of U.S.$300,000,000 and issued in denominations of U.S.$1,000,000.
"Series 2012-A Purchaser" has the meaning specified in the introduction to this Agreement.
"Series 2012-B Purchaser" has the meaning specified in the introduction to this Agreement.
"Stated Maturity Date" means April 1, 2042.
"Superintendent" means the Superintendent of the New York State Department of Financial Services.
"Surplus Note Register" has the meaning specified in Section 4.01 hereof.
"Surplus Notes" has the meaning specified in the recitals hereof.
"Wire Transfer" means the payment instructions given by the Purchaser or the Issuer, respectively, in connection with the payment of the purchase price or the Redemption Price of the Surplus Notes, as the case may be.
Section 1.02    Other Definitional Provisions.
(a)    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(b)    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular

#PageNum#

provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections or subsections in or to this Agreement unless otherwise specified.
ARTICLE II
PURCHASE AND SALE OF SURPLUS NOTES
Section 2.01    Purchase and Sale of Surplus Notes. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants and agreements herein set forth,
(c)    on July 17, 2012, the Issuer shall issue and the Series 2012-A Purchaser shall purchase all of the Series 2012-A Notes; and
(d)    on July 17, 2012, the Issuer shall issue and the Series 2012-B Purchaser shall purchase all of the Series 2012-B Notes.
Section 2.02    Delivery and Payment. The Issuer shall duly execute and deliver the Series 2012-A Surplus Notes and the Series 2012-B Notes to the respective Purchaser on the dates specified in Section 2.01 hereof, in a combined aggregate principal amount of U.S.$503,000,000. Against such delivery,
(a)    the Series 2012-A Purchaser shall pay and/or transfer to the Issuer, immediately available funds by Wire Transfer to such account of the Issuer as has been previously specified to the Purchasers, in the amount of U.S.$203,000,000, on the date that Surplus Notes are executed and delivered to Series 2012-A Purchaser pursuant to Section 2.01(a) hereof; and
(b)    the Series 2012-B Purchaser shall pay and/or transfer to the Issuer, immediately available funds by Wire Transfer to such account of the Issuer as has been previously specified to the Purchasers, in the amount of U.S.$300,000,000, on the date that Surplus Notes are executed and delivered to Series 2012-B Purchaser pursuant to Section 2.01(b) hereof.
Section 2.03    Forms of Surplus Notes. The Surplus Notes shall be issued substantially in the form of the Surplus Notes attached as Exhibit A-1 and Exhibit A-2 hereto and shall be duly executed and delivered by the Issuer as hereinafter provided.
ARTICLE III
TERMS AND CONDITIONS OF REPAYMENT; MATURITY
Section 3.01    Interest. The Surplus Notes shall bear interest during each Interest Period at the Interest Rate on the outstanding principal amount of the Surplus Notes. Interest shall be due and payable on each Interest Payment Date, subject to the receipt of Regulatory Approval and the priority of payments set forth in Section 3.04.

#PageNum#

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 3.02    Principal. Subject to the receipt of Regulatory Approval and the priority of payments set forth in Section 3.04, the principal of the Surplus Notes shall be due and payable on the Stated Maturity Date.
Section 3.03    Payments by the Issuer.
(a)    Unless Regulatory Approval has previously been obtained, not later than fifteen (15) calendar days prior to any Interest Payment Date or Stated Maturity Date, the Issuer shall request Regulatory Approval for (i) the payment of the interest scheduled to be paid on such Interest Payment Date and (ii) the payment of principal of the Surplus Notes on the Stated Maturity Date, as applicable, and use its reasonable best efforts to obtain such approval. If Regulatory Approval is granted for the payment of interest on any Interest Payment Date, the Issuer shall pay interest on the Surplus Notes in accordance with the terms of this Agreement; otherwise, such interest payment shall be deferred until the granting of Regulatory Approval for the payment of such interest, and no interest shall accrue on any such deferred interest. If Regulatory Approval is granted for the payment of principal on the Surplus Notes, the Issuer shall pay the amount due on the Stated Maturity Date; otherwise, the amount of principal otherwise payable shall be deferred until Regulatory Approval shall have been obtained for such payment. Pursuant to Section 1307(b) of the New York Insurance Law, interest and principal shall be repaid only out of free and divisible surplus of the Issuer with the approval of the Superintendent whenever, in his judgment, the financial condition of the Issuer warrants. In the event of insolvency of the Issuer, unearned premiums shall be deemed to be part of its free and divisible surplus.
(b)    Principal that has not been paid on the Stated Maturity Date shall continue to accrue interest at a rate per annum equal to the Interest Rate from and including the Payment Date therefore, up to but excluding the date on which such amount is actually paid.
(c)    All payments required to be made by the Issuer with respect to this Article III shall be made: (i) by Wire Transfer of immediately available funds not later than 1:00 p.m., New York City time, and (ii) to the account of the applicable Holders, or to such other account as such Holders may have most recently designated in writing for such purpose by notice to the Issuer.
(d)    The Issuer and any agent of the Issuer may treat the Person in whose name any Surplus Note is registered on the Surplus Note Register as the owner of such Surplus Note on the applicable Record Date for the purpose of receiving payments of principal and interest on such Surplus Note and on any other date for all other purposes whatsoever (whether or not such payment is overdue), and neither the Issuer nor any agent of the Issuer shall be affected by notice to the contrary.
Section 3.04    Priority of Payment. As funds become available, they will be used on each Payment Date to make payments in the following order, satisfying each

#PageNum#

category of payment in full before beginning payments on the subsequent category: (i) the interest due and payable on Series 2012-A Notes and Series 2012-B Notes in pari passu, (ii) the outstanding principal of Series 2012-A Notes, and (iii) the outstanding principal of Series 2012-B Notes. The Issuer shall not make any payment of principal on Series 2012-B Notes, or on any other debt subordinated to the Surplus Notes, until all interest due and all outstanding principal on Series 2012-A Notes has been paid. The Issuer shall not make any payment of principal on any debt subordinated to the Surplus Notes until all interest due and all outstanding principal on all of the Surplus Notes has been paid.
Section 3.05    Pre-Payment. Subject to the receipt of Regulatory Approval and the priority of payments set forth in Section 3.04, the Issuer may, at its sole option, pre-pay the principal on the Surplus Notes on any Interest Payment Date, upon fifteen (15) calendar days' prior written notice to the Holders in accordance with Section 11.01.
ARTICLE IV
REGISTRATION OF SURPLUS NOTES; TRANSFER AND EXCHANGE
Section 4.01    Surplus Note Register. The Issuer shall keep a register (the "Surplus Note Register") at its office in New York, New York, in which it shall provide for the registration of the Surplus Notes and the registration of transfers of the Surplus Notes. Such Surplus Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. Upon surrender for registration of transfer of any Surplus Note at the office of the Issuer and in compliance with the restrictions set forth in any legend appearing on any Surplus Note, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Surplus Notes of like terms.
Section 4.02    Exchanges and Transfers. At the option of any Holder, Surplus Notes may be exchanged for one or more Surplus Notes to effectuate the division of any Surplus Notes held by the Holder into paid and unpaid portions and the surrender of the paid portion, upon surrender of the Surplus Notes to be exchanged at the office of the Issuer or such other office as the Issuer may designate for such purposes. Whenever any Surplus Note is surrendered for exchange, the Issuer shall execute and deliver the Surplus Note that the Holder making the exchange is entitled to receive. Any Surplus Notes issued upon any registration of transfer or exchange of a Surplus Note shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Surplus Note surrendered upon such registration of transfer or exchange. Every Surplus Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder thereof or its attorney duly authorized in writing. No service charge shall be made to a purchaser for any registration of transfer or exchange of a Surplus Note, but the Issuer may require payment of a sum sufficient to cover the

#PageNum#

expenses of delivery (if any) not made by regular mail or any tax or other governmental charge payable in connection therewith.
ARTICLE V
PURCHASERS’ REPRESENTATIONS
Section 5.01    Investment Intent. Each Purchaser represents that it is purchasing the Surplus Notes for its own account for investment and not with a view to the distribution thereof and has no present intention of selling, negotiating or otherwise disposing of the Surplus Notes, except for contributions to direct or indirect wholly-owned subsidiaries.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01    Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:
(a)    default is made in the payment of any installment of interest on the Surplus Notes when such interest becomes due and payable and such default continues for a period of 30 calendar days, provided that the Issuer has obtained Regulatory Approval for such interest payment in accordance with Section 3.03(a) hereof; or
(b)    default is made in the payment of the principal of the Surplus Notes when such principal becomes due and payable, provided that the Issuer has obtained Regulatory Approval for such principal payment in accordance with Section 3.03(a) hereof; or
(c)    an Insolvency Event; or
(d)    the Issuer fails to comply with the covenants set forth in Sections 8.01(b) or 8.01(c) within thirty (30) calendar days following receipt of written notice from a Holder of a breach of the applicable covenant; or
(e)    the Issuer violates the covenant set forth in Section 8.01(d).
Section 6.02    Remedies Upon an Event of Default. Upon the occurrence of an Event of Default, to the extent provided in any Regulatory Approval, and subject to the priority of payments set forth in Section 3.04, each Holder of a Surplus Note may give notice of such Event of Default to the Issuer, and demand payment of the entire outstanding principal amount of such Surplus Note, plus accrued interest, plus interest on such overdue principal at the Interest Rate, plus such further amounts as shall be necessary to cover the Holder's costs and expenses of collection, including reasonable attorneys' fees.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES

#PageNum#

Section 7.01    Representations and Warranties. The Company hereby represents and warrants to the Purchasers:
(a)    The Company has been duly incorporated and is validly existing in good standing under the laws of the State of New York, and has the necessary power, capacity and authority to conduct its business as described in its Charter;
(b)    The Company has full power and authority to execute and deliver this Agreement and the certificates representing the Surplus Notes and to consummate the transactions contemplated hereby and thereby and has taken all necessary corporate or other action to approve and authorize the same;
(c)    The Company expects to be licensed as an insurance company in the State of New York;
(d)    The issuance of the Surplus Notes and compliance by the Company with all of the provisions of the Surplus Notes and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and
(e)    This Agreement has been duly authorized, executed and delivered by the Company.
ARTICLE VIII
COVENANTS OF THE ISSUER
Section 8.01    Covenants. So long as any amount shall remain owing by the Issuer under this Agreement or the Surplus Notes, the Issuer shall take the following actions:
(a)    Payment of Interest and Principal. Subject to the receipt of Regulatory Approval, the Issuer shall duly and punctually pay the interest and principal on the Surplus Notes, in accordance with the terms hereof.
(b)    Reporting Requirements.
(i)    The Issuer shall publish and shall provide to the Holders annual audited statutory financial statements promptly after it has filed the same with the Regulatory Authority; and

#PageNum#

(ii)    The Issuer shall provide to the Holders quarterly and annual unaudited statutory financial statements promptly after they have filed the same with the Regulatory Authority.
(c)    Limitation on Payments. The Issuer shall request Regulatory Approval, and use reasonable best efforts to obtain such approval, as provided in Section 3.03(a) to make any payment of interest or principal on the Surplus Notes.
(d)    Limitation on Additional Debt. Until the full principal amount of the Surplus Notes and any interest incurred thereon has been paid to the Holders, the Issuer shall not issue any debt obligations (i) to which the Surplus Notes would be subordinated or with which they would rank pari passu or (ii) the principal of which is payable, in whole or in part, prior to the payment in full of the principal of the Surplus Notes and interest incurred thereon.
ARTICLE IX
SUBORDINATION
Section 9.01    Subordination. The Issuer covenants and agrees, and the Holders by their acceptance of the Surplus Notes, likewise covenant and agree, that in the event of the liquidation of the Issuer pursuant to the New York Insurance Code, the payment of the principal and interest on the Surplus Notes shall be expressly subordinate and junior in right of payment to the prior payment in full of all policy obligations and all other liabilities of the Issuer other than any indebtedness that is expressly subordinate to the Surplus Notes, but prior to the distribution of assets to members. Amounts distributable to the holders of the Surplus Notes shall nevertheless be distributed in accordance with the priority of payments set forth in Section 3.04.
ARTICLE X
REDEMPTION
Section 10.01    Redemption of Surplus Notes.
(a)    Subject to the receipt of Regulatory Approval and the priority of payments set forth in Section 3.04, the Issuer may at its option, subject to Section 10.01(b), redeem any or all of the Surplus Notes on any Interest Payment Date at a purchase price equal to (i) such portion of the outstanding principal amount of such Surplus Notes to be redeemed plus (ii) all accrued but unpaid interest up to but not including the date of redemption (collectively, the "Redemption Price"), subject to the satisfaction by or on behalf of the Holders of the requirements set forth in this Article X.
(b)    Not later than fifteen (15) calendar days prior to the proposed date on which the Issuer desires to effect the redemption (the "Redemption Date"), the Issuer shall mail a written notice the ("Redemption Notice") to the Holders which shall state:

(1)	the Redemption Date, which shall be a Business Day;

#PageNum#

(2)	that Surplus Notes must be surrendered to the Issuer to collect payment of the Redemption Price;

(3)
that the Redemption Price for the Surplus Notes as to which a Redemption Notice has been duly given, as set forth in such Redemption Notice, will be paid promptly following the later of the Redemption Date and the time of surrender of Surplus Notes as described in clause (2); and

(4)
that, unless the Issuer defaults in making payment of such Redemption Price on the Surplus Notes surrendered for purchase, interest on the Surplus Notes surrendered for purchase will cease to accrue on and after the Redemption Date.

Any redemption by the Issuer contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery to the Holder by Wire Transfer of immediately available funds in an amount equal to Redemption Price promptly following the later of (x) the Redemption Date and (y) the time of delivery of the Surplus Notes to the Issuer.
Section 10.02    Effect of Redemption Notice. Upon receipt by the Holder of the Redemption Notice, the Holder shall thereafter be entitled to receive solely the Redemption Price with respect to the Surplus Notes. Such Redemption Price shall be paid to the Holder promptly following the later of (x) the Redemption Date and (y) the time of delivery of the Surplus Notes to the Issuer.
Section 10.03    No Other Redemption. Except as provided in Sections 3.05, 10.01 and 10.02, the Holders shall not have the right to require the redemption or repurchase of the Surplus Notes prior to the Stated Maturity Date.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be delivered by the following means: (i) hand delivery, (ii) overnight courier service (e.g., FedEx or DHL); (iii) registered or certified U.S. mail, postage prepaid and return receipt requested; or (iv) facsimile transmission. If any notice or other communication provided for herein is sent by any party by electronic e-mail it shall not be deemed to have been delivered to the addressee if the party sending such notice or communication receives a response from the intended addressee that he or she will not be able to retrieve e-mail due to vacation, other absence from the office, system failure or other reason. All such notices shall be delivered to the parties as set forth on Schedule I hereof. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

#PageNum#

Section 11.02    IRS Forms.    Each Holder, by its acceptance of a Surplus Note, agrees to provide a completed Form W-8 BEN, or other similar form required by the Internal Revenue Service, if requested by the Company, establishing that the interest paid on the Surplus Note is not subject to U.S. withholding tax.
Section 11.03    Amendments, Waivers.
(a)    Except as otherwise expressly provided herein, no amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(b)    Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A failure or delay in exercising any right, power or privilege with respect to this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.
Section 11.04    Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall not be transferred or assigned except as mutually agreed by the parties in writing. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and permitted transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement. In the event the Issuer consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Issuer are transferred must assume the liability of the Company hereunder.
Section 11.05    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.06    Binding Effect. This Agreement shall remain in full force and effect until such time as all of the Surplus Notes issued to either Purchaser shall have been repaid in full and cancelled.
Section 11.07    GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE REGULATIONS ISSUED PURSUANT THERETO.

#PageNum#

Section 11.08    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.09    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Section 11.10    Limited Recourse. The obligation of the Issuer to pay the Surplus Notes shall not be part of the legal liabilities of the Issuer and shall not be a basis of any set-off but until the Surplus Notes are repaid, all statements published by the Issuer or filed with the Superintendent shall show, as a footnote, the amount then remaining unpaid.
Section 11.11    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
[SIGNATURE PAGE FOLLOWS]

#PageNum#

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the first date written above.
BUILD AMERICA MUTUAL ASSURANCE COMPANY
as Issuer
By:
Name:
Title:

HG HOLDINGS LTD.
as Purchaser
By:
Name:
Title:

HG RE LTD.
as Purchaser
By:
Name:
Title:

#PageNum#

SCHEDULE I
to
Surplus Note Purchase Agreement between Build America Mutual Assurance Company,
HG Holdings Ltd. and HG Re Ltd.

NOTICE INFORMATION

Address for Notices to Issuer:

Build America Mutual Assurance Company
ATTN: General Counsel
1345 Avenue of the Americas, 29th Floor
New York, NY 10105
Telephone: 212-365-7561
Email: amakowski@buildamerica.com

Address for Notices to Series 2012-A Purchaser:

HG Holdings Ltd.
ATTN: President
14 Wesley Street, Fifth Floor
Hamilton HM 11
Bermuda
Telephone: (441) 278-3148
Fax: (441) 278-3145
Email: sheila.nicoll@siriusgroup.com

With a copy to:

White Mountains Insurance Group, Ltd.
ATTN: General Counsel
80 South Main Street
Hanover, NH 03755
Telephone: (603) 640-2202
Fax: (603) 643-4592
Email: rseelig@whitemountains.com

Address for Notices to Series 2012-B Purchaser:

HG Re Ltd.
ATTN: President
14 Wesley Street, Fifth Floor

Hamilton HM 11
Bermuda
Telephone: (441) 278-3148
Fax: (441) 278-3145
Email: sheila.nicoll@siriusgroup.com

With a copy to:

White Mountains Insurance Group, Ltd.
ATTN: General Counsel
80 South Main Street
Hanover, NH 03755
Telephone: (603) 640-2202
Fax: (603) 643-4592
Email: rseelig@whitemountains.com

EXHIBIT A-1

FORM OF SERIES A NOTE
[ISSUE DATE]
Series 2012-A
Build America Mutual Assurance Company, a mutual insurance company duly organized and existing under the laws of the State of New York (the "Company"), for value received hereby promises to pay to HG Holdings Ltd., or its assigns, the outstanding balance of the principal sum of U.S.$1,000,000 (One Million Dollars) in cash on April 1, 2042; to pay interest thereon quarterly on the first day of March, June, September and December in each year, commencing December 1, 2012, at the rate per annum set forth below, until the principal hereof is paid in full, except that the final payment of any accrued and unpaid interest shall be concurrent with the final payment of principal; and, subject to the provisions of Paragraph 1 of this Surplus Note, to pay the principal of the Surplus Notes on April 1, 2042. The per annum rate of interest will be 8.0%. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All principal and interest shall be paid at the principal corporate office of the Company or such other place, which shall be acceptable to the Company, as the holder hereof shall designate in writing to the Company, in collected and immediately available funds in lawful money of the United States of America. Principal and interest shall be payable on the terms and conditions set forth below:
1.No payment of principal or interest shall be permitted on this Surplus Note without the prior written approval of the Superintendent of the New York State Department of Financial Services (the "Superintendent"). The Company covenants that it shall use its best efforts to obtain such approvals on or prior to the date on which such principal or interest shall become due and payable.
2.    Subject to the provisions of Paragraph 1 hereof, the Issuer may, at its sole option, pre-pay the principal on the Surplus Notes on any interest payment date, upon fifteen (15) calendar days' prior written notice to HG Holdings Ltd. or its assigns.
3.    The Issuer hereby covenants it shall not make any payment of principal on Series 2012-B Notes, or on any other debt subordinated to this Surplus Note, until all outstanding principal and all interest due on Series 2012-A Notes has been paid.
4.    Subject to the provisions of Paragraph 1 hereof, the Company may redeem this Surplus Note on any interest payment date, on not less than 15 calendar days’ prior written notice. The redemption price shall be equal to such portion of the outstanding principal amount of this Surplus Note to be redeemed plus any accrued and unpaid interest thereon up to but not including the date of redemption.
5.    To the extent that a payment of all or a portion of the principal of this Surplus Note or interest hereon is prohibited pursuant to the provisions of Paragraph 1 hereof, such prohibition shall not be considered to be a forgiveness of the indebtedness hereunder, and interest shall continue to be accrued and paid at the rate provided herein through the date of payment on any such unpaid principal (but not on interest the payment of which was prohibited pursuant to the provisions of Paragraph 1 hereof, during the period of such prohibition), and promptly (and in no event later than 30 calendar days) after the removal of any such prohibition the Company shall make payment of all amounts then past due and owing hereunder.
6.    Upon the occurrence of an Event of Default (as defined in the Surplus Note Purchase Agreement pursuant to which this Surplus Note was issued) the Company will, upon demand by the holder of this Surplus Note, and subject to the provisions of Paragraph 1 hereof, pay to it the whole amount of the principal of this Surplus Note, plus accrued interest, with interest upon the overdue principal; and, in addition thereof, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees.
7.    In the event of the liquidation of the Company pursuant to the New York Code, the claims under this Surplus Note shall only be paid out of any assets remaining after the payment of all policy obligations and all other liabilities of the Company but before distribution of assets to members; provided, however, that the claims of the holder of this Surplus Note shall not be subordinated to the claims of the holder of any indebtedness expressly subordinated to the Surplus Note.
8.    Except for the events described in Paragraphs 1 and 6 above, no provision of this Surplus Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Surplus Note at the times, place and rate, and in the coin or currency, herein prescribed. No provision of this Surplus Note shall extinguish ultimate liability for the payment of principal and interest hereunder.
9.    The obligation of the Company to pay this Surplus Note shall not form a part of the Company's legal liabilities until authorized for payment by the Superintendent and shall not be a basis of any set off, but, until authorized for repayment by the Superintendent, all statements published or filed with the Superintendent by the Company shall show the amount thereof then remaining unpaid as a special surplus account. The obligation of the Company under this Surplus Note may not be offset or be subject to recoupment with respect to any liability or obligation owed to the Company.
10.    Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.
11.    In the event that any payment of principal or interest on this Surplus Note is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next following Business Day and no additional interest shall accrue as a result of payment on such following Business Day. For the purpose of this Paragraph 11, "Business Day" shall mean any day that is not a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law to close.
12.    No agreement or interest securing any obligation of the Company, whether existing on the date of this Surplus Note or subsequently entered into, shall apply to or secure the obligation of the Company under this Surplus Note.

13.    In the event the Company consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Company are transferred must assume the liability of the Company hereunder.
14.    This Surplus Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York and applicable regulations issued pursuant thereto.
IN WITNESS WHEREOF, the Company has caused this Surplus Note to be executed in its name and attested to by its authorized officer, and its corporate seal to be hereunto affixed, all as of the date first written above.
BUILD AMERICA MUTUAL ASSURANCE COMPANY
(CORPORATE SEAL)

By:	Name: Title:
Attest:_________________________

EXHIBIT A-2

FORM OF SERIES B NOTE
[ISSUE DATE]
Series 2012-B
Build America Mutual Assurance Company, a mutual insurance company duly organized and existing under the laws of the State of New York (the "Company"), for value received hereby promises to pay to HG Re Ltd., or its assigns, the outstanding balance of the principal sum of U.S.$1,000,000 (One Million Dollars) in cash on April 1, 2042; to pay interest thereon quarterly on the first day of March, June, September and December in each year, commencing December 1, 2012, at the rate per annum set forth below, until the principal hereof is paid in full, except that the final payment of any accrued and unpaid interest shall be concurrent with the final payment of principal; and, subject to the provisions of Paragraph 2 of this Surplus Note, to pay the principal of the Surplus Notes on April 1, 2042. The per annum rate of interest will be 8.0%. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All principal and interest shall be paid at the principal corporate office of the Company or such other place, which shall be acceptable to the Company, as the holder hereof shall designate in writing to the Company, in collected and immediately available funds in lawful money of the United States of America. Principal and interest shall be payable on the terms and conditions set forth below:
1.    Other than contributions to direct or indirect wholly-owned subsidiaries, this Surplus Note may not be sold, transferred or assigned, in whole or in part, unless it has been released from the trust account established pursuant to the Supplemental Trust Agreement dated as of July 17, 2012, among the Company, HG Re Ltd., an exempted Bermuda limited company and The Bank of New York Mellon, as trustee.
2.    No payment of principal or interest shall be permitted on this Surplus Note without the prior written approval of the Superintendent of the New York State Department of Financial Services (the "Superintendent"). The Company covenants that it shall use its best efforts to obtain such approvals on or prior to the date on which such principal or interest shall become due and payable.
3.    Payment of principal hereof shall be subject to the priority of payments set forth in the Surplus Note Purchase Agreement dated as of July 17, 2012, pursuant to which this Surplus Note was issued. The Issuer hereby covenants it shall not make any payment of principal on any debt subordinated to this Surplus Note until all outstanding principal and all interest due on Series 2012-B Notes has been paid.
4.    Subject to the provisions of Paragraph 2 hereof, the Issuer may, at its sole option, pre-pay the principal on the Surplus Notes on any interest payment date, upon fifteen (15) calendar days' prior written notice to HG Re Ltd. or its assigns.
5.    Subject to the provisions of Paragraph 2 hereof, the Company may redeem this Surplus Note on any interest payment date, on not less than 15 calendar days’ prior written notice. The redemption price shall be equal to such portion of the outstanding principal amount of this Surplus Note to be redeemed plus any accrued and unpaid interest thereon up to but not including the date of redemption.
6.    To the extent that a payment of all or a portion of the principal of this Surplus Note or interest hereon is prohibited pursuant to the provisions of Paragraph 2 hereof, such prohibition shall not be considered to be a forgiveness of the indebtedness hereunder, and interest shall continue to be accrued and paid at the rate provided herein through the date of payment on any such unpaid principal (but not on interest the payment of which was prohibited pursuant to the provisions of Paragraph 2 hereof, during the period of such prohibition), and promptly (and in no event later than 30 calendar days) after the removal of any such prohibition the Company shall make payment of all amounts then past due and owing hereunder.
7.    Upon the occurrence of an Event of Default (as defined in the Surplus Note Purchase Agreement pursuant to which this Surplus Note was issued) the Company will, upon demand by the holder of this Surplus Note, and subject to the provisions of Paragraph 2 hereof, pay to it the whole amount of the principal of this Surplus Note, plus accrued interest, with interest upon the overdue principal; and, in addition thereof, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees.
8.    In the event of the liquidation of the Company pursuant to the New York Code, the claims under this Surplus Note shall only be paid out of any assets remaining after the payment of all policy obligations and all other liabilities of the Company but before distribution of assets to members or any indebtedness expressly subordinated to the Surplus Note; provided, however, that the claims of the holder of this Surplus Note shall be subordinated to the claims of the holder of the Surplus Notes of the Issuer denominated as Series 2012-A Notes in an aggregate principal amount of U.S.$203,000,000.
9.    Except for the events described in Paragraphs 2 and 7 above, no provision of this Surplus Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Surplus Note at the times, place and rate, and in the coin or currency, herein prescribed. No provision of this Surplus Note shall extinguish ultimate liability for the payment of principal and interest hereunder.
10.    The obligation of the Company to pay this Surplus Note shall not form a part of the Company's legal liabilities until authorized for payment by the Superintendent and shall not be a basis of any set off, but, until authorized for repayment by the Superintendent, all statements published or filed with the Superintendent by the Company shall show the amount thereof then remaining unpaid as a special surplus account. The obligation of the Company under this Surplus Note may not be offset or be subject to recoupment with respect to any liability or obligation owed to the Company.
11.    Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

12.    In the event that any payment of principal or interest on this Surplus Note is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next following Business Day and no additional interest shall accrue as a result of payment on such following Business Day. For the purpose of this Paragraph 12, "Business Day" shall mean any day that is not a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law to close.
13.    No agreement or interest securing any obligation of the Company, whether existing on the date of this Surplus Note or subsequently entered into, shall apply to or secure the obligation of the Company under this Surplus Note.
14.    In the event the Company consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Company are transferred must assume the liability of the Company hereunder.
15.    This Surplus Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York and applicable regulations issued pursuant thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Surplus Note to be executed in its name and attested to by its authorized officer, and its corporate seal to be hereunto affixed, all as of the date first written above.
BUILD AMERICA MUTUAL ASSURANCE COMPANY
(CORPORATE SEAL)

By:	Name: Title:
Attest:_________________________